Exhibit 10.2

July 1, 2022

Bet on America, LLC

Re:	Sponsor Letter Agreement

Dear Brian and Ben,

Reference is made to that certain Sponsor Letter Agreement dated as of December 1, 2021, by and among Bet on America, LLC, a Delaware limited liability company, Selina Holding Company, UK Societas (now named Selina Hospitality PLC), BOA Acquisition Corp., a Delaware corporation, and certain individuals (the “Agreement”). Capitalized terms used herein and not defined shall have the meaning set forth in the Agreement.

The purpose of this letter agreement (this “Letter Agreement”) is to set forth certain agreements between us in connection with amendments to (i) the Business Combination Agreement and (ii) the PIPE Subscription Agreement between the Company and Bet on America Holdings, LLC, each being entered into concurrently herewith. Accordingly, the Parties hereby agree as follows:

1.

Transfer of Sponsor Shares. Pursuant to Section 3 of the Agreement, the Sponsor agreed, among other things, to take all necessary actions to transfer the Sponsor Share Pool to such persons designated by the Company. Of the Sponsor Share Pool which consists of 1,437,500 BOA Class B Shares, the Company has as of the date hereof, committed to transfer 1,249,125 BOA Class B Shares, leaving 188,375 BOA Class B Shares available for transfer to Company designees in accordance with Section 3 of the Agreement (such remaining shares, the “Residual Class B Shares”). The Company hereby acknowledges and agrees that, notwithstanding anything to the contrary set forth in the Agreement, it will not utilize or otherwise commit to transfer any portion of the Residual Class B Shares to any Person, and such Residual Class B Shares shall be retained by the Sponsor.

2.

Exercise of Termination Right. Pursuant to Section 6.3(f) of the Business Combination Agreement, the Company’s obligation to consummate the transaction contemplated thereby is conditioned on there being a certain minimum amount of Aggregate Transaction Proceeds at Closing. In addition, in connection with the entry into the Business Combination Agreement, certain shareholders of the Company entered into both (a) a Transaction Support Agreement and (b) a PIPE Subscription Agreement (such shareholders, the “Key Shareholders”). The Parties hereby agree that, notwithstanding anything to the contrary in the Business Combination Agreement or any Ancillary Agreement, in the event that the closing condition set forth in Section 6.3(f) of the Business Combination Agreement is not satisfied as a result of any Key Shareholder failing to purchase the number of Company Ordinary Shares such Key Shareholder committed to purchase in its PIPE Subscription Agreement, the condition set forth in Section 6.3(f) of the Busines Combination Agreement shall nevertheless automatically be deemed to be satisfied or waived.

3.

Board Nomination Rights. BOA Sponsor hereby agrees to assign to the Company its rights under Section 5.15(d) of the Busines Combination Agreement, which provides, among other things, that BOA Sponsor shall designate two (2) individuals to the Post-Closing Board, to the Company; provided, however, that such individuals to be selected by the Company are vetted and approved by the parties from the existing Korn Ferry list previously provided to and reviewed by the parties prior to the date hereof, which for the avoidance of doubt, must be individuals with either executive officer experience and/or board of director experience, in each case, at a publicly-listed, U.S. based or multi-national company.

4.

Miscellaneous. This Letter Agreement represents the entire agreement among the parties with respect to the subject matter hereof. The provisions of Articles 6 through 20 of the Agreement are hereby incorporated into this Letter Agreement, mutatis mutandis. Except as expressly provided in this Letter Agreement, all provisions of the Agreement remain in full force and effect and are not modified hereby, and the parties hereto hereby ratify and confirm each and every provision thereof.

Please indicate your agreement to the foregoing by signing below.

Sincerely,

SELINA HOSPITALITY PLC

By:	/s/ Rafael Museri
Name:	Rafael Museri
Title:	CEO

ACKNOWLEDGED AND AGREED TO:

BET ON AMERICA LLC

By:	/s/ Ben Friedman
Name:	Ben Friedman
Title:	Authorized Signatory

BOA ACQUISITION CORP.

By:	/s/ Ben Friedman
Name:	Ben Friedman
Title:	Authorized Signatory